Exhibit 99.01

CONTACTS:

	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2015 FIRST QUARTER RESULTS

Commercial Clinical Reagents Grow 35%

SUNNYVALE, California, April 23, 2015 – Cepheid (Nasdaq: CPHD) today reported revenue for the first quarter of 2015 of $132.6 million, representing growth of 24% from $106.9 million for the first quarter of 2014. Net income was $0.9 million, or $0.01 per share, which compares to net loss of $(9.3) million, or $(0.13) per share, in the first quarter of 2014.

Excluding stock-based compensation expense, amortization of debt discount and transaction costs, and amortization of purchased intangible assets, non-GAAP net income for the first quarter of 2015 was $12.4 million, or $0.17 per share. This compares to a non-GAAP net loss of $(0.6) million, or $(0.01) per share, in the first quarter of 2014.

“Momentum continues to build across our business, with strong execution on our test menu, geographic expansion, and market extension programs all contributing to record first quarter revenue,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “In the last 12 months, Cepheid has added eight tests to the international Xpert menu, including the milestone HIV Viral Load, HIV Qualitative and HCV Viral Load tests. Regardless of size, many of our international customers now have the capability to offer a broad molecular menu of HAI, sexual health and virology tests on a single accurate, efficient, scalable, and cost-effective platform.”

Operational Overview

•	Total revenue was, in millions:

	Three Months Ended March 31,
	2015	2014	Change
Clinical Systems	$16.3	$17.3	-6%
Clinical Reagents	109.0	83.1	31%

Total Clinical	125.3	100.4	25%
Non-Clinical & Other	7.3	6.5	13%

Total Revenue	$132.6	$106.9	24%

•	By geography, total revenue was, in millions:

	Three Months Ended March 31,
	2015	2014	Change
North America
Clinical	$75.5	$57.3	32%
Non-Clinical & Other	6.8	5.5	23%

Total North America	82.3	62.8	31%

International
Clinical	49.8	43.2	15%
Non-Clinical & Other	0.5	0.9	-46%

Total International	50.3	44.1	14%

Total Revenue	$132.6	$106.9	24%

•	Commercial Clinical sales were $109.0 million and sales to High Burden Developing Countries (HBDC) were $16.3 million.

•	During the quarter, Cepheid installed a total of 163 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 133 GeneXpert systems as part of its HBDC program. Including HBDC sales, a cumulative total of 8,321 GeneXpert systems have been placed worldwide as of March 31, 2015.

•	GAAP gross margin on sales was 54% and non-GAAP gross margin on sales was 55%, which compares to 50% and 51%, respectively, in the first quarter of 2014.

•	Cash, cash equivalents and investments were $373.3 million as of March 31, 2015.

•	DSO was 51 days.

Business Outlook

For the fiscal year ending December 31, 2015, the Company now expects:

•	Total revenue to be in the range of $542 to $553 million;

•	Net loss in the range of $(0.47) to $(0.43) per share;

•	Non-GAAP net income in the range of $0.25 to $0.29 per share.

Expected non-GAAP net income excludes approximately $36 million related to stock-based compensation expense, approximately $10 million related to the amortization of debt discount and transaction costs, and approximately $6 million related to the amortization of purchased intangible assets. The fully diluted share count for the year is expected to be approximately 71 million in the case of a net loss, and approximately 74 million shares in the case of net income.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Ending December 31, 2015
	Low	High
Net Loss Per Share	$(0.47)	$(0.43)
Stock-Based Compensation Expense	0.50	0.50
Amortization of Debt Discount and Transaction Costs	0.14	0.14
Amortization of Purchased Intangible Assets	0.08	0.08

Non-GAAP Measure of Net Income Per Share	$0.25	$0.29

Accessing Cepheid’s 2015 First Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, April 23, 2015, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Summary of Management Presentation

In conjunction with today’s press release, the Company is making a summary of the management presentation immediately available at http://ir.cepheid.com.

About Cepheid

Based in Sunnyvale, California, Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of purchased intangible assets, amortization of debt discount and transaction costs. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Debt Discount and Transaction Costs. The Company incurs amortization of debt discount and transaction costs in connection with the Convertible Senior Notes issued in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the scale and sustainability of future growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, strategic investments, platform features, the breadth and speed of test menu expansion, geographic expansion and market segment expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the relative mix of commercial and HBDC sales; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products, complete clinical trials successfully and obtain regulatory clearances in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen supply, development and manufacturing problems; our ability to manage our inventory levels; our ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue
System and other revenue	$18,714	$18,529
Reagent and disposable revenue	113,923	88,378

Total revenue	132,637	106,907
Costs and operating expenses:
Cost of sales	61,201	53,083
Collaboration profit sharing	1,267	1,291
Research and development	23,986	21,740
Sales and marketing	25,936	23,458
General and administrative	15,642	13,667

Total costs and operating expenses	128,032	113,239

Income (loss) from operations	4,605	(6,332)
Other expense, net	(4,175)	(2,291)

Income (loss) before income taxes	430	(8,623)
Benefit from (provision for) income taxes	476	(680)

Net income (loss)	$906	$(9,303)

Basic net income (loss) per share	$0.01	$(0.13)

Diluted net income (loss) per share	$0.01	$(0.13)

Shares used in computing basic net income (loss) per share	71,262	69,272

Shares used in computing diluted net income (loss) per share	73,189	69,272

CEPHEID

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$109,626	$96,663
Short-term investments	200,894	196,729
Accounts receivable, net	74,719	68,809
Inventory	140,761	132,635
Prepaid expenses and other current assets	29,120	24,274

Total current assets	555,120	519,110
Property and equipment, net	119,009	115,765
Investments	62,798	79,731
Other non-current assets	7,911	7,847
Intangible assets, net	29,341	31,440
Goodwill	39,681	39,681

Total assets	$813,860	$793,574

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,753	$50,435
Accrued compensation	24,984	33,760
Accrued royalties	4,375	5,443
Accrued and other liabilities	33,285	34,761
Current portion of deferred revenue	13,633	13,447

Total current liabilities	132,030	137,846
Long-term portion of deferred revenue	4,687	4,532
Convertible senior notes, net	280,581	278,213
Other liabilities	20,126	18,768

Total liabilities	437,424	439,359

Shareholders’ equity:
Common stock	435,798	422,151
Additional paid-in capital	233,103	225,529
Accumulated other comprehensive income, net of taxes	341	247
Accumulated deficit	(292,806)	(293,712)

Total shareholders’ equity	376,436	354,215

Total liabilities and shareholders’ equity	$813,860	$793,574

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$906	$(9,303)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	6,045	4,977
Amortization of intangible assets	1,673	919
Unrealized foreign exchange differences	1,455	(52)
Amortization of debt discount and transaction costs	2,502	1,257
Stock-based compensation expense	7,557	6,782
Excess tax benefits from stock-based compensation expense	(53)	—
Loss on the disposal of property, equipment and intangible assets	142	—
Changes in operating assets and liabilities:
Accounts receivable	(5,910)	(4,400)
Inventory	(8,160)	(15,270)
Prepaid expenses and other current assets	(2,299)	(5,842)
Other non-current assets	(197)	122
Accounts payable and other current and non-current liabilities	5,512	3,470
Accrued compensation	(8,776)	(1,595)
Deferred revenue	341	2,079

Net cash provided by (used in) operating activities	738	(16,856)

Cash flows from investing activities:
Capital expenditures	(9,989)	(8,762)
Cost of acquisitions, net	(3,000)	—
Proceeds from sale of an intangible asset	339	—
Proceeds from sales of marketable securities and investments	13,303	18,788
Proceeds from maturities of marketable securities and investments	61,774	4,650
Purchases of marketable securities and investments	(62,494)	(259,553)
Transfer from restricted cash	31	—

Net cash used in investing activities	(36)	(244,877)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	13,804	21,631
Excess tax benefits from stock-based compensation expense	53	—
Proceeds from borrowings of convertible senior notes, net of issuance costs	—	335,789
Purchase of convertible note capped call hedge	—	(25,082)
Principal payment of notes payable	(39)	(48)

Net cash provided by financing activities	13,818	332,290
Effect of foreign exchange rate change on cash and cash equivalents	(1,557)	89

Net increase in cash and cash equivalents	12,963	70,646
Cash and cash equivalents at beginning of period	96,663	66,072

Cash and cash equivalents at end of period	$109,626	$136,718

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cost of sales	$61,201	$53,083
Stock-based compensation expense	(1,040)	(381)
Amortization of purchased intangible assets	(1,024)	(223)

Non-GAAP measure of cost of sales	$59,137	$52,479

Gross margin on revenue per GAAP	54%	50%
Gross margin on revenue per Non-GAAP	55%	51%

Operating expenses	$65,564	$58,865
Stock-based compensation expense	(6,517)	(6,401)
Amortization of purchased intangible assets	(384)	(429)

Non-GAAP measure of operating expenses	$58,663	$52,035

Income (loss) from operations	$4,605	$(6,332)
Stock-based compensation expense	7,557	6,782
Amortization of purchased intangible assets	1,408	652

Non-GAAP measure of income from operations	$13,570	$1,102

Net income (loss)	$906	$(9,303)
Stock-based compensation expense	7,557	6,782
Amortization of debt discount and transaction cost	2,502	1,257
Amortization of purchased intangible assets	1,408	652

Non-GAAP measure of net income (loss)	$12,373	$(612)

Basic net income (loss) per share	$0.01	$(0.13)
Stock-based compensation expense	0.11	0.09
Amortization of debt discount and transaction cost	0.03	0.02
Amortization of purchased intangible assets	0.02	0.01

Non-GAAP measure of net income (loss) per share	$0.17	$(0.01)

Diluted net income (loss) per share	$0.01	$(0.13)
Stock-based compensation expense	0.11	0.09
Amortization of debt discount and transaction cost	0.03	0.02
Amortization of purchased intangible assets	0.02	0.01

Non-GAAP measure of net income (loss) per share	$0.17	$(0.01)

Shares used in computing basic net income (loss) per share	71,262	69,272

Shares used in computing GAAP diluted net income (loss) per share	73,189	69,272

Shares used in computing Non-GAAP diluted net income (loss) per share	74,097	69,272